                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12



                                ODETICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                                 ODETICS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 30, 1999

                               ----------------

To the Stockholders of Odetics, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Odetics, Inc., a Delaware corporation, will be held at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802, on Thursday, September 30, 1999 at 10:00 a.m., Pacific Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1. To elect nine directors to serve on the Board of Directors of Odetics. The nominees for election by the holders of Class A common stock are Crandall Gudmundson, Jerry F. Muench and Thomas L. Thomas. The nominees for election by the holders of the Class B common stock are Kevin C. Daly, Ph.D., Gregory A. Miner, Ralph R. Mickelson, John W. Seazholtz, Joel Slutzky and Paul E. Wright.

  2. To approve an amendment to Odetics' 1997 Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares.

  3. To ratify the appointment of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2000.

  4. To transact any other business which may properly come before the annual meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on August 2, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the principal executive offices of Odetics.

  You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your ballot vote at the annual meeting will be counted.

  Please read the enclosed proxy material carefully. Your vote is important. We appreciate your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors
                                          /s/ Jerry F. Muench
Anaheim, California                       JERRY F. MUENCH
                                          Secretary
August 26, 1999

 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 ODETICS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 30, 1999

General

  These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of Odetics to be held on September 30, 1999 at 10:00 a.m., Pacific Time, or any adjournment or postponement of the annual meeting. These proxy materials and the related form of proxy were first mailed to the stockholders of Odetics on or about August 31, 1999.

  The mailing address of the principal executive offices of Odetics is 1515 South Manchester Avenue, Anaheim, California 92802.

Purpose of Meeting

  The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting Rights

  The record date for determining those stockholders who are entitled to notice of, and to vote at, the annual meeting has been fixed as August 2, 1999. At the close of business on the record date, Odetics had outstanding 8,001,991 shares of the Class A common stock and 1,060,041 shares of Class B common stock. The Class A common stock and Class B common stock of Odetics are collectively referred to as the "common stock."

  Holders of the Class A common stock will be entitled to elect 25% of the Board rounded up to the nearest whole number or three directors. The holders of the Class B common stock will be entitled to elect the balance of the Board (six directors). With respect to the election of directors, the stockholders of each class of common stock will be entitled to one vote for each share then held unless cumulative voting is in effect. Directors standing for election by each class of common stock will be elected by a majority of the voting power of each class of common stock present in person or represented by proxy at the annual meeting, unless cumulative voting is in effect.

  Pursuant to the bylaws of Odetics, no stockholder is entitled to cumulate his or her votes (as described below) except for candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of each class of common stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of common stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

  Except as described above for the election of directors, holders of each class of common stock will vote at the annual meeting as a single class on all matters, with each holder of shares of Class A common stock entitled to one-tenth of one vote per share held and each holder of shares of Class B common stock entitled to one vote per share held. All matters submitted for stockholder approval at the annual meeting other than the election of directors will be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on each matter.

  The majority of the aggregate of the outstanding shares of Class A common stock and Class B common stock of Odetics entitled to vote will constitute a quorum for the transaction of business at the annual meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers who hold stock in "Street Name" return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

  Properly executed proxies will be voted in the manner directed by the stockholders. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 as described in this proxy statement and the accompanying notice.

  At July 24, 1999, directors and executive officers of Odetics may be deemed to be the beneficial owners of an aggregate of 1,259,960 shares of Class A common stock and 415,470 shares of Class B common stock (including shares issuable upon exercise of vested stock options), constituting approximately 29.0% of the total voting power of all of the outstanding securities of Odetics which are entitled to vote at the annual meeting. Such directors and executive officers have indicated to Odetics that each such person intends to vote or direct the vote of all shares of each class of common stock held or owned by such persons, or over which such person has voting control, in favor of all of the proposals identified in this proxy statement. See "Principal Stockholders and Common Stock Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

  You may revoke or change your proxy at any time before the annual meeting by filing with the Secretary of Odetics, at the principal executive office of Odetics at 1515 South Manchester Avenue, Anaheim, California 92802, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. You may also revoke your proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.

Solicitation

  The enclosed proxy is being solicited by the Board of Directors of Odetics. Odetics will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Odetics may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, telegram or any other means by the directors, officers or employees of Odetics. No additional compensation will be paid to these individuals for any such services.

  In the discretion of management, Odetics reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although Odetics does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by Odetics.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

  The Board of Directors of Odetics is currently comprised of nine members. Nine directors are to be elected at the annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. Holders of Class A common stock are entitled to elect three of the nine directors to be elected at the annual meeting, and the holders of Class B common stock are entitled to elect the other six directors. The three candidates receiving the highest number of affirmative votes of shares of Class A common stock present in person or represented by proxies and entitled to vote at the annual meeting will be elected directors of Odetics, and the six candidates receiving the highest number of affirmative votes of shares of Class B common stock entitled to vote at the annual meeting will be elected directors of Odetics. If cumulative voting is in effect, however, the proxy holders of each class of common stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of common stock as such proxy holders in their discretion elect.

  Messrs. Gudmundson, Muench and Thomas will stand for election by the holders of Class A common stock, and Messrs. Daly, Miner, Mickelson, Seazholtz, Slutzky and Wright will stand for election by the holders of Class B common stock.

Information with Respect to Nominees

  The following table sets forth certain information concerning the nominees for directors of Odetics as of July 31, 1999.

                             Nominees for Election

                                                                       Director
           Name            Age                Position                  Since
           ----            ---                --------                 --------
 Joel Slutzky(2)..........  60 Chairman of the Board and Chief           1969
                                Executive Officer of Odetics
                               Vice President and Director of Gyyr
                                Incorporated
                               Chairman of the Board of Odetics ITS,
                                Inc.
                               Chairman of the Board and Vice
                                President of Mariner Networks, Inc.
                               Director of Meyer, Mohaddes
                                Associates, Inc.

 Kevin C. Daly, Ph.D.(2)..  55 President and Chief Executive Officer     1993
                                of ATL Products, Inc.

 Crandall Gudmundson......  68 Former President of Odetics               1979

 Ralph R. Mickelson(1)....  71 Investor                                  1975

 Gregory A. Miner(2)......  44 Chief Operating Officer and Chief         1998
                                Financial Officer of Odetics
                               Chief Financial Officer, Assistant
                                Secretary and Director of Gyyr
                                Incorporated
                               Chief Financial Officer and Director
                                of Odetics ITS, Inc.
                               Chief Financial Officer, Assistant
                                Secretary and Director of Mariner
                                Networks, Inc.
                               Chief Financial Officer, Secretary
                                and Director of Meyer, Mohaddes
                                Associates, Inc.

 Jerry F. Muench..........  64 Secretary and former Vice President,      1969
                                Marketing of Odetics

 John W. Seazholtz........  61 President and Chief Executive Officer     1998
                                of Telesoft America

 Thomas L. Thomas.........  49 Chairman and Chief Executive Officer      1999
                                of Vantive Corporation.

 Paul E. Wright(1)(2).....  68 President of Wright Associates--          1993
                                Engineering and Business Consultants
                               Director of Odetics ITS, Inc.

--------
(1) Member of the Compensation and Stock Options Committee and the Audit Committee.

(2)  Member of the Finance Committee

  Joel Slutzky founded Odetics in 1969 and has served as Chairman of the Board of Directors since 1969 and the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of Odetics' former Chief Financial Officer. Mr. Slutzky also served as the President of Odetics from 1969 to 1975, and served as a Director of ATL Products, Inc. from its formation in 1993, until Quantum Corporation purchased ATL in October 1998. Mr. Slutzky also currently serves as an officer in various capacities for the other subsidiaries of Odetics. Prior to founding Odetics, Mr. Slutzky was an engineering manager at Leach Corporation, now part of the Lockheed Electronics Division of Lockheed Corporation.

  Kevin C. Daly, Ph.D. has served as a director of Odetics and President, Chief Executive Officer and a director of Odetics' former subsidiary, ATL, since its formation in 1993. Dr. Daly has also served as Vice President and Chief Technical Officer of Odetics from 1987 until 1997 when Odetics consummated the spin-off of its interest in ATL. Prior to that, Dr. Daly served as the Director of Space Systems of Odetics since 1985 when he joined Odetics. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program. Dr. Daly also served as a manager of electronic systems for a major space program of the United States Air Force from March 1970 to March 1974.

  Crandall Gudmundson is a co-founder of Odetics and has served as its President since 1975 until his retirement in 1998, and as a director since 1979. Mr. Gudmundson served as a director of ATL from 1993 to 1998. Prior to co-founding Odetics, Mr. Gudmundson was the lead project engineer for Leach Corporation.

  Ralph R. Mickelson has been an outside member of the Board of Directors since 1975 and was a senior partner in the Chicago law firm of Rudnick & Wolfe until August 1997. Mr. Mickelson is currently an investor and involved in various business matters as an arbitrator and mediator.

  Gregory A. Miner has served as Vice President and Chief Financial Officer of Odetics and its former subsidiary, ATL, since joining Odetics in January 1994. In 1998, Mr. Miner joined the Board of Directors of Odetics and was promoted to the position of Chief Operating Officer of Odetics. Mr. Miner also currently serves as an officer in various capacities for the other subsidiaries of Odetics. From December 1984 until joining Odetics, Mr. Miner served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

  Jerry F. Muench is a co-founder of Odetics and has served as a Director and Secretary since 1969. Mr. Muench has also served as the Vice President, Marketing of Odetics since 1975 until his retirement in December 1997. Prior to founding Odetics, Mr. Muench was the manager of applications engineering at Leach Corporation.

  John W. Seazholtz was appointed as a director of Odetics in May 1998. Mr. Seazholtz is the President and Chief Executive Officer of Telesoft America. Mr. Seazholtz retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions including as its Vice President, Operations and Engineering, its Vice President, Marketing, its Vice President of New Services, and its Vice President, Technology and Information Systems. Prior to 1986, Mr. Seazholtz held positions at New Jersey Bell Telephone Co. and AT&T.

  Thomas L. Thomas was elected to the Board of Directors of Odetics in May 1999. Mr. Thomas currently serves as the Chairman and Chief Executive Officer of Vantive Corporation, a position he has held since April 1999. Mr. Thomas has also been a director of Vantive Corporation since October 1998. Prior to joining Vantive Corporation, Mr. Thomas served as a Senior Vice President of e-Business and Information Services at 3Com Corporation since August 1996. From September 1995 through July 1996, Mr. Thomas served as the Vice President and Chief Information Officer, Global Information Systems at 3Com. Prior to joining 3Com, Mr. Thomas served as a Vice President and the Chief Information Officer of Dell Computer Corporation from 1993 to 1995. From 1987 to 1993, Mr. Thomas served as Vice President of Management Information Systems at Kraft General Foods, and at Sara Lee Corporation from 1981 to 1987. At Sara Lee, Mr. Thomas led the development of a Sales Force Automation Distribution and Marketing System, which was the precursor to the packaged customer relationship management and back office products suites available today.

  Paul E. Wright was appointed as a director of Odetics in June 1993. Mr. Wright is the President of Wright Associates--Engineering and Business Consultants, a company he formed in 1997. Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, a position he held from 1988 until his retirement in 1997. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President responsible for planning RCA's merger into General Electric Corporation.

  All directors currently are elected annually and hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of Odetics and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

Compensation of Directors

  Directors who are not employees of Odetics receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

  Nonemployee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under Odetics' 1997 Stock Incentive Plan. Under this plan, as proposed, each nonemployee director will receive an option to purchase 5,000 shares of Class A common stock in connection with his initial appointment to the Board of Directors and an additional option to purchase 4,000 shares of Class A common stock on the date of each annual meeting thereafter. Each such option will have an exercise price equal to the fair market value of the Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

Board Meetings And Committees

  The Board of Directors met a total of six times during the fiscal year ended March 31, 1999. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

  Odetics has three standing committees, the Compensation and Stock Option Committee, the Audit Committee and the Finance Committee. Odetics has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

  The Audit Committee supervises and reviews the audit and audit review programs and procedures of the independent auditors of Odetics, its internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board. The members of the Audit Committee of Odetics are Messrs. Mickelson and Wright. The Audit Committee held one meeting during the fiscal year ended March 31, 1999.

  The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of Odetics and administers the stock option plans of Odetics. The members of the Compensation and Stock Option Committee of Odetics are Messrs. Mickelson and Wright. The Compensation and Stock Option Committee held one meeting during the fiscal year ended March 31, 1999.

  The Finance Committee of the Board of Directors was formed in April 1999. The members of the Finance Committee include Messrs. Daly, Miner, Slutzky and Wright. The mission of the Finance Committee is to review Odetics' financial planning and strategies, and to provide guidance to the Board and its Audit Committee regarding issues and opportunities related thereto. The Finance Committee also provides interface and advice between the Board, the capital markets and other financing sources. The Finance Committee did not hold any meetings during the fiscal year ended March 31, 1999.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO ODETICS WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

                                PROPOSAL NO. 2

           APPROVAL OF AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

  Odetics is asking its stockholders to approve an amendment to the Odetics 1997 Stock Incentive Plan (the "1997 Plan") to increase the maximum number of shares of Class A common stock authorized for issuance over the term of the 1997 Plan by an additional 400,000 shares to 930,000 shares. The 1997 Plan was adopted by the Board of Directors in May 1997 and was approved by the stockholders of Odetics in September 1997. The 1997 Plan became effective on September 5, 1997. The proposed share increase will assure that a sufficient reserve of Class A common stock is available under the 1997 Plan to attract and retain the services of key individuals, including through acquisitions, essential to Odetics' long-term growth and success.

  The following is a summary of the principal features of the 1997 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of Odetics who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at Odetics' principal executive offices in Anaheim, California.

Equity Incentive Programs

  The 1997 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and (iii) an Automatic Option Grant Program. The principal features of each program are described below. The Compensation and Stock Options Committee of the Board will serve as the initial Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in Odetics service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of such program.

Share Reserve

  The maximum number of shares of common stock of Odetics available for issuance over the term of the 1997 Plan may not exceed 930,000 shares, which includes the 400,000 share increase for which stockholder approval is sought under this proposal. In no event may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 80,000 shares in the aggregate per calendar year.

  Shares subject to any outstanding options under the 1997 Plan which expire or otherwise terminate prior to exercise will be available for subsequent option grants and direct issuances. Unvested shares issued under the 1997 Plan and subsequently repurchased by Odetics, at the exercise price or direct issue price paid per share, pursuant to its repurchase rights under the 1997 Plan will also be available for subsequent issuance. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1997 Plan will not be available for subsequent issuance.

Eligibility

  Officers and employees, nonemployee Board members and independent consultants and advisors in the service of Odetics or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only nonemployee members of the Board will be eligible to participate in the Automatic Option Grant Program. As of July 24, 1999, nine executive officers, 564 other employees and seven nonemployee Board members were eligible to participate in the 1997 Plan.

Valuation

  The fair market value per share of Class A common stock on any relevant date under the 1997 Plan will be the closing sales price per share on that date on the Nasdaq National Market. On July 24, 1999, the closing sales price per share of Class A common stock was $11.375.

Discretionary Option Grant Program

  Grants. The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a nonstatutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

  Price and Exercisability. Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Class A common stock on the option grant date, and no granted option will have a term in excess of ten years. The option will generally become exercisable in a series of installments over a specified period of service measured from the grant date. The exercise price may be paid in cash or in shares of the Class A common stock.

  No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. The Plan Administrator may, however, allow nonstatutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more of such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

  Termination of Service. Upon the optionee's cessation of employment or service with Odetics, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares which have vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period during which those options may be exercised following the optionee's cessation of service. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

  Stock Appreciation Rights. The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from Odetics equal in amount to the excess of (a) the fair market value of the vested shares of Class A Common Stock subject to the surrendered option less (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A Common Stock.

    Limited stock appreciation rights may be provided to one or more officers of Odetics as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to Odetics upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Odetics' outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from Odetics in an amount per surrendered option share equal to the excess of (a) the highest price per share of Class A common stock paid in connection with the tender offer less (b) the exercise price payable for such share.

  Cancellation/Regrant Program. The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program and to issue replacement options with an exercise price equal to the fair market value per share of Class A common stock at the time of the new grant.

Stock Issuance Program

  Shares of Class A common stock may be issued under the Stock Issuance Program as a bonus for services rendered to Odetics or sold at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or through a promissory note payable to Odetics. The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1997 Plan.

Automatic Option Grant Program

  Under the Automatic Option Grant Program, nonemployee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute preapproval of each option granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

  Grants. Each individual who first becomes a nonemployee Board member on or after the Effective Date, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory option to purchase 5,000 shares of Class A common stock, provided such individual has not previously been in the employ of Odetics.

  On the date of each Annual Meeting, beginning with the 1998 Annual Meeting, each individual who is to continue to serve as a nonemployee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will automatically be granted a nonstatutory option to purchase 4,000 shares of Class A common stock, provided such individual has served as a nonemployee Board member for at least six months. There will be no limit on the number of such 4,000 share option grants any one nonemployee Board member may receive over his or her period of Board service, and nonemployee Board members who have previously been employed by Odetics will be eligible to receive one or more of those annual grants.

  Exercise/Vesting. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Class A common stock on the grant date and a maximum term of ten years measured from such date. Each option will be immediately exercisable for all of the option shares. Any shares purchased under the option will, however, be subject to repurchase by Odetics at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in those shares. The shares of Class A common stock subject to each initial 5,000 share will be fully vested, and the shares subject to each annual 4,000 share grant will vest in a series of four successive equal annual installments over the optionee's period of continued Board service measured from the automatic grant date.

  Each automatic option will remain exercisable for a twelve month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

  Special Vesting. The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of Odetics by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of Odetics outstanding voting stock, or (iv) a change in the majority of the Board effected through one or more contested elections for Board membership.

  Stock Appreciation Rights. Upon the successful completion of a hostile tender offer for more than 50% of Odetics outstanding voting stock, each outstanding automatic option grant may be surrendered to Odetics for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the highest price per share of Class A common stock paid in connection with such tender offer less (b) the exercise price payable for such share. Stockholder approval of this Proposal will constitute preapproval of each option granted with such a surrender right and the subsequent surrender of that option in accordance with the foregoing provisions. No additional approval of the 1997 Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

  The remaining terms and conditions of each automatic option grant will, in general, conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

General Provisions

  Acceleration. In the event that Odetics is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent Odetics repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with Odetics or the acquiring entity terminates within a designated period following such acquisition. The Plan Administrator also has the authority to grant options which will immediately vest upon an acquisition of Odetics, whether or not those options are assumed by the successor corporation. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions.

  The Plan Administrator is also authorized to provide for the full and immediate vesting of all outstanding options and unvested shares under the Discretionary Option Grant and Stock Issuance Programs in connection with a change in control of Odetics (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more contested elections for Board membership), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

  The acceleration of vesting in the event of a change in the ownership or control of Odetics may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Odetics.

  Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1997 Plan. The terms of any such assistance will be established in the sole discretion of the Plan Administrator. However, all loans made under the 1997 Plan will be full-recourse and interest bearing, and the maximum credit available may not exceed the purchase price payable for the acquired shares plus any withholding tax liability incurred in connection with such acquisition.

  Changes In Capitalization. In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Odetics receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

  Special Tax Election. The Plan Administrator may provide one or more holders of options or unvested shares with the right to have Odetics withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Class A common stock in payment of such tax liability.

  Amendment and Termination. The Board may amend or modify the 1997 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1997 Plan at any time, and the 1997 Plan will in all events terminate upon the expiration of the ten (10) year term measured from the Effective Date.

Stock Awards

  The table below shows, as to each of Odetics executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this proxy statement and the various indicated individuals and groups, the number of shares of Class A common stock subject to options granted under the 1997 Plan between the September 5, 1997, the effective date of the 1998 Plan, and July 24, 1999, together with the weighted average exercise price payable per share. No direct stock issuances have been made to date under the 1997 Plan.

                              Option Transactions

                                                      Options   Weighted Average
                                                      Granted    Exercise Price
                                                      (Number      of Granted
                        Name                         of Shares)     Options
                        ----                         ---------- ----------------
Joel Slutzky(1).....................................   50,000        $5.088
 Chairman of the Board and Chief Executive Officer

Gregory A. Miner(2).................................   25,000        $4.625
 Chief Financial Officer and Chief Operating Officer

Jack Johnson........................................   12,000        $4.625
 Vice President

Frank Borst.........................................   12,000        $4.625
 Former Vice President

Timothy Crabtree ...................................   12,000        $4.625
 Vice President

All current executive officers as a group (9
 persons)...........................................  165,000        $4.765

All current non-employee directors as a group (7
 persons)...........................................   30,000        $6.073

All employees, including current officers who are
 not executive officers, as a group (242 persons)...  318,104        $4.625

  As of July 24, 1999, options covering 517,104 shares of Class A common stock were outstanding under the 1997 Plan, 7,200 shares remained available for future option grant or direct issuance, and 5,696 shares have been issued pursuant to the exercise of outstanding options under the 1997 Plan.

Amendment and Termination

  The Board may amend or modify the 1997 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1997 Plan at any time, and the 1997 Plan will in all events terminate on September 4, 2007.

New Plan Benefits

  As of July 24, 1999, no options have been granted, and no direct stock issuances have been made, on the basis of the 400,000 share increase which forms part of this proposal. At the 1999 annual meeting of stockholders, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 4,000 shares of Class A common stock at an exercise price per share equal to the fair market value per share of Class A common stock on the grant date.

Stockholder Approval

  The affirmative vote of a majority of the outstanding voting shares of Odetics present or represented by proxies and entitled to vote at the annual meeting is required for approval of the proposed amendment to the 1997 Plan. In the event stockholder approval not be obtained, then the share reserve will not be increased. The 1997 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1997 Plan prior to its amendment until the available reserve of Class A common stock under such plan is issued.

  The Board of Directors believes that it is in the best interests of Odetics to implement a comprehensive equity incentive program for Odetics which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in Odetics service and more closely align their interests with those of the stockholders.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THIS PLAN BY 400,000 SHARES.

                                PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The accounting firm of Ernst & Young LLP served as the independent auditors of Odetics for the fiscal year ended March 31, 1999. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. Odetics is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as the independent auditors of Odetics to audit the financial statements of Odetics for the fiscal year ending March 31, 2000 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as Odetics' independent auditor is not required by the bylaws of Odetics or otherwise. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of Odetics and its stockholders.

  A representative of Ernst & Young LLP is expected to be present at the annual meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

Stockholder Approval

  The affirmative vote of a majority of the outstanding shares of Odetics present or represented and entitled to vote at the annual meeting will be required for ratification of the selection of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2000.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF ODETICS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

               PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of July 24, 1999, the number and percentage ownership of the Class A common stock and Class B common stock of Odetics by (i) all persons known to Odetics to beneficially own more than 5% of either class of outstanding common stock (based upon reports filed by such persons with the SEC), (ii) each of the named executive officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of Odetics and director nominee named under "Election of Directors," and (iv) all executive officers and directors of Odetics as a group. To the knowledge of Odetics, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                             Class A Common Stock         Class B Common Stock
                         ---------------------------- ----------------------------
                         Amount and Nature            Amount and Nature
  Name and Address of      of Beneficial   Percent of   of Beneficial   Percent of
  Beneficial Owner(1)     Ownership(2)(3)   Class(2)     Ownership(2)(3) Class(2)
  -------------------    ----------------- ---------- ----------------- ----------
Joel Slutzky............       562,620(4)      7.0%        262,089(5)      24.7%
Gerald A. Weber.........       264,658(6)      3.3         196,624         18.5
New York Life Trust
 Company................       659,501(7)      8.2             --            --
Crandall Gudmundson.....        75,382(8)      *            69,743          6.6
Jerry F. Muench.........       108,096(9)      1.4          61,537(10)      5.8
Ralph R. Mickelson......        86,194(11)     *            20,445(12)      1.9
Gregory A. Miner........        62,273(13)     *               --            --
Kevin C. Daly, Ph.D. ...        58,894(14)     *               --            --
Paul E. Wright..........        47,994(15)     *               --            --
John W. Seazholtz.......         6,500(16)     *               --            --
Thomas L. Thomas........         5,000(17)     *               --            --
All executive officers
 and directors as a
 group (16 persons).....     1,259,960(18)    15.6%        415,470         39.2%

--------
  *  Less than 1%

 (1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address for New York Life Trust Company is 51 Madison Avenue, Room 117A, New York, New York 10010. The address of all other persons named in the table is 1515 South Manchester Avenue, Anaheim, California 92802.

 (2) Based on 8,000,659 shares of Class A common stock and 1,060,041 shares of Class B common stock outstanding as of July 24, 1999. Shares of each class of common stock subject to options which are exercisable within 60 days of July 24, 1999 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

 (3) In addition to the shares held in the individual's name, this column also includes shares held for the benefit of the named person under Odetics' 401(k) Plan and Associate Stock Ownership Plan.

 (4) Includes 16,667 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999. Excludes 233,779 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

 (5) Excludes 142,236 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

 (6) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 30,879 shares of Class A common stock and 56,088 shares of Class B common stock. Mr. Weber exercises sole investment and voting power over the remaining 233,779 shares of Class A common stock and 140,536 shares of Class B common stock. The shares shown include an aggregate of 233,779 shares of Class A common stock and 142,236 shares of Class B common stock, respectively, held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership.

 (7) Pursuant to a Schedule 13G dated February 5, 1999, filed with the SEC, New York Life Trust Company reported that it had sole voting power and sole dispositive power over all of these shares, in its capacity as trustee of the Odetics Profit Sharing, 401(k) and Associate Stock Ownership Plan on behalf of numerous plan participants.

 (8) Includes 4,500 shares held by Mr. Gudmundson's IRA. Also includes 1,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

 (9) Includes 31,114 shares held by Mr. Muench's spouse. Also includes 1,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(10) Includes 23,235 shares held by Mr. Muench's spouse.

(11) Includes 35,000 shares held by Mr. Mickelson's IRA. Also includes 1,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(12) Includes 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.

(13) Also includes 8,333 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(14) Includes 100 shares held by Dr. Daly's spouse. Also includes 1,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(15) Includes 1,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(16) Includes 5,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(17) Includes 5,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

(18) Includes 70,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 24, 1999.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

  The following table sets forth certain information regarding all executive officers of Odetics as of July 31, 1999.

 Name                     Age             Capacities in Which Served
 ----                     ---             --------------------------
 Joel Slutzky............  60 Chairman of the Board and Chief Executive Officer
                               of Odetics
                              Director and Vice President of Gyyr Incorporated
                              Chairman of the Board of Odetics ITS, Inc.
                              Chairman of the Board and Vice President of
                               Mariner Networks, Inc.
                              Director of Meyer, Mohaddes Associates, Inc.

 Thomas G. Bartholet.....  51 Vice President, Corporate Development of Odetics

 Timothy Crabtree........  44 Vice President of Odetics
                              General Manager of the Broadcast Division

 Hugo Fruehauf...........  60 Vice President of Odetics
                              President of the Communications Division

 Jack Johnson............  52 Vice President of Odetics
                              Chief Executive Officer, President and Director
                               of Odetics ITS, Inc.
                              Director of Meyer, Mohaddes Associates, Inc.

 Gregory A. Miner........  44 Chief Operating Officer, Chief Financial Officer
                               and Director of Odetics
                              Chief Financial Officer, Assistant Secretary and
                               Director of Gyyr Incorporated
                              Chief Financial Officer and Director of Odetics
                               ITS, Inc.
                              Chief Financial Officer, Assistant Secretary and
                               Director of Mariner Networks, Inc.
                              Chief Financial Officer, Secretary and Director
                               of Meyer, Mohaddes Associates, Inc.

 David Scheel............  47 Vice President of Odetics
                              Chief Executive Officer and President of Mariner
                               Networks, Inc.

 Gary Smith..............  42 Vice President, Controller and Assistant
                               Secretary of Odetics
                              Assistant Secretary of Gyyr Incorporated
                              Assistant Secretary of Odetics ITS, Inc.
                              Secretary of Mariner Networks, Inc.
                              Assistant Secretary of Meyer, Mohaddes
                               Associates, Inc.

  The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies of Messrs. Miner and Slutzky appear earlier in this proxy statement. See "Election of Directors."

  Thomas G. Bartholet has served as the Vice President, Corporate Development of Odetics since 1993, and as the Director, Corporate Development of Odetics from 1990 to 1993. Prior to that, Mr. Bartholet served as the General Manager of the Advanced Intelligent Machines Division of Odetics from 1986 to 1990 and as the Director of Strategic Planning of Odetics from 1983 to 1986.

  Timothy Crabtree has served as the General Manager of the Broadcast Division and a Vice President of Odetics since 1994. Between 1988 and 1994, Mr. Crabtree served as the Director of Engineering for the Broadcast Division. Prior to that, Mr. Crabtree served as a Senior Project Engineer since joining Odetics in 1983.

  Hugo Fruehauf joined Odetics in October 1997 as the Chief Technology Officer of the Communications Division, became the President of the Communications Division in December 1997, and became a Vice President of Odetics in February 1999. Prior to joining Odetics, Mr. Fruehauf was the Group Vice President of Defense Systems at Alliant Techsystems. From 1978 to 1995, Mr. Fruehauf served as President of Efratom Time and Frequency Products, a company specializing in telecommunications. From 1965 to 1978, Mr. Fruehauf was employed by Rockwell International in various management functions including Chief Engineer.

  Jack Johnson has served as the Vice President of the Odetics since 1986 and has served as the President of Odetics' subsidiary, Odetics ITS, Inc., since its formation in 1998, and prior to that, as General Manager of the ITS Division from 1996 to 1998. From 1990 to 1996, Mr. Johnson served as the General Manager of the Gyyr Customer Service Division. Mr. Johnson served in various other capacities with Odetics since joining Odetics in 1974, including the Vice President and General Manager of the Omutec Division from 1986 to 1990, the Director of Contracts for the Space Division from 1980 to 1986, the Controller of Infodetics, a former subsidiary of Odetics from 1975 to 1980 and the Controller of Odetics from 1974 to 1975. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick.

  David Scheel has served as the President and Chief Executive Officer of Mariner Networks since its formation in August 1998 and has served as a Vice President of Odetics since September 1997. Prior to that, Mr. Scheel was General Manager of Odetics' Telecom Division from January 1997 to March 1998. Mr. Scheel has also served in various other management positions with Odetics since joining Odetics in 1982.

  Gary Smith has served as Controller of Odetics since 1992 and was appointed Vice President in August 1994. Prior to that, Mr. Smith served as Assistant Controller of Odetics between 1990 and 1992, and Senior Financial Analyst from 1986 until 1990.

  Officers serve at the discretion of the Board of Directors.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers of Odetics whose total cash salary and bonus during the fiscal year ended March 31, 1999 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the three fiscal years ended March 31, 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                           Long-Term
                                                         Compensation
                                                     ---------------------
                                                            Awards
                                                     ---------------------
                                Annual Compensation             Securities
                                --------------------            Underlying  All Other
Name and Principal       Fiscal               Bonus  Restricted  Options   Compensation
Positions                 Year  Salary ($)(1)  ($)   Stock ($)    (#)(2)      ($)(3)
------------------       ------ ------------- ------ ---------- ---------- ------------
Joel Slutzky............  1999     326,111       --      --       55,000      5,157
 Chairman of the Board
  and Chief               1998     325,627       --      --       50,000      3,710
 Executive Officer of
  Odetics                 1997     326,362    84,000   3,200      55,000      4,817

Gregory A. Miner........  1999     156,751       --      --       25,000      4,613
 Chief Operating Officer
  and Chief               1998     151,946       --      --       25,000      4,009
 Financial Officer of
  Odetics                 1997     167,551    30,744   3,200      35,000      4,125

Jack Johnson............  1999     152,115       --      --          --       3,920
 Vice President of
  Odetics                 1998     153,815       --      --       12,000      3,315
                          1997     145,854    30,000   1,656      25,000      2,303

Frank Borst.............  1999     150,047       --      --          --       3,242
 Former Vice President
  of Odetics              1998     140,384       --      --       12,000      2,394
                          1997     108,879       --    2,452         --       2,827

Timothy Crabtree........  1999     154,662       --      --          --       3,701
 Vice President of
  Odetics                 1998     149,264       --      --       12,000      3,589
                          1997     152,252       --    3,200         --       3,723

--------
(1) Represents all amounts earned from Odetics and its subsidiaries during the fiscal years shown, including amounts deferred under the Executive Deferral Plan and the Section 401(k) Plan of Odetics.

(2) The vesting schedules of all options granted prior to August 1997 were accelerated in fiscal 1998 in anticipation of Odetics' spin-off of its interest in ATL.

(3) Unless otherwise indicated, consists solely of the matching contribution of Odetics to the respective accounts of the Named Executive Officers under the Section 401(k) Plan of Odetics.

Option Grants In The Fiscal Year Ended March 31, 1999

  The following table sets forth information with respect to grants of options to purchase Class A common stock during fiscal 1999 to each of the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                         -------------------------------------------
                                    Percent of                        Potential Realizable
                                      Total                             Value at Assumed
                         Number of   Options                          Annual Rates of Stock
                         Securities Granted to                       Price Appreciation for
                         Underlying Employees  Exercise                  Option Term(2)
                          Options   in Fiscal  or Base    Expiration -----------------------
          Name           Granted(1)    1999     Price        Date        5%          10%
          ----           ---------- ---------- --------   ---------- ----------- -----------
Joel Slutzky............   55,000      36.9%    $8.663(3)  01/20/09     $229,050    $646,950
Gregory A. Miner........   25,000      16.8%    $7.875     01/20/09     $123,814    $313,768
Jack Johnson............      --         --        --         --             --          --
Frank Borst.............      --         --        --         --             --          --
Timothy Crabtree........      --         --        --         --             --          --

--------
(1) All of the options were granted pursuant to Odetics' 1994 Long-Term Incentive Plan and entitle the holder to purchase shares of Class A common stock. These options have a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with Odetics or its subsidiaries. These options vest in three equal annual installments commencing January 20, 2000 subject to acceleration of vesting in the event of the merger, consolidation or reorganization of Odetics.

(2) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future trading prices of the Class A common stock. Unless the market price of the Class A common stock does in fact appreciate over the option term, no value will be realized from the option grants.

(3) The exercise price per share of the options granted represented 110% of the closing sales price of the underlying shares of Class A common stock on the date the options were granted.

Option Exercises in the Fiscal Year Ended March 31, 1999

  The table below sets forth certain information with respect to Odetics' Named Executive Officers concerning their exercise of options to purchase Class A common stock during fiscal 1999 and the unexercised options they held as of the end of fiscal 1999. None of the Named Executive Officers held or exercised any stock appreciation rights during fiscal year ended March 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES

                                                    Number of Securities
                          Number of                      Underlying           Value of Unexercised
                           Shares                  Unexercised Options at    In-the-Money Options at
                         Acquired on                 March 31, 1999 (#)       March 31, 1999 ($)(1)
                          Exercise      Value     ------------------------- -------------------------
                             (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ------------ ----------- ------------- ----------- -------------
Joel Slutzky............      --          --        16,666       88,334       77,697       215,205
Gregory A. Miner........      --          --         8,333       41,667       42,707       132,293
Jack Johnson............      --          --         4,000        8,000       20,500        41,000
Frank Borst.............      --          --         4,000        8,000       20,500        41,000
Timothy Crabtree........      --          --         4,000        8,000       20,500        41,000

--------
(1) Calculated based on the closing sale price per share of the Class A common stock at March 31, 1999 ($9.75) less the applicable exercise price.

Ten Year Information Regarding Repricing, Cancellation and Regrant of Options

  In May 1995, Odetics repriced certain outstanding stock options which were originally granted in January 1994. In connection with the repricing, Odetics made an offer to the holders of the options, including the Named Executive Officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Class A common stock of Odetics at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by the Named Executive Officers.

                        Ten Year Option/SAR Repricings

                                                    Amended                                           Length of
                                                   Number of                                           Original
                                  Original Number  Securities Market Price                           Option Term
                                   of Securities   Underlying of Stock at  Exercise Price   New      Remaining at
                                     Underlying     Options     Time of      at Time of   Exercise     Date of
          Name             Date   Options Repriced  Repriced   Repricing     Repricing     Price      Repricing
          ----           -------- ---------------- ---------- ------------ -------------- --------   ------------
Joel Slutzky............ 05/23/95      33,000        22,000      $4.25         $9.90       $4.675(1)  8.67 Years
Jack Johnson............ 05/23/95      10,000         6,667       4.25          9.00         4.25     8.67 Years
Gregory A. Miner........ 05/23/95      12,000         8,667       4.25          9.00         4.25     8.67 Years
Frank Borst............. 05/23/95       1,000           667       4.25          9.00         4.25     8.67 Years
Timothy Crabtree........ 05/23/95       2,000         1,333       4.25          9.00         4.25     8.67 Years

--------
(1) Represents 110% of the closing sales price of the Class A common stock on the date of the repricing.

Associate Benefit Plans

  Odetics maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan") which qualifies under Section 401 of the Internal Revenue Code. Odetics refers to its employees as associates. The Profit Sharing Plan provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, Odetics, at its discretion, makes a contribution to the Profit Sharing Plan. Odetics may contribute Class A common stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves Odetics, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 1999, 1998 and 1997.

  The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan. Under the 401(k) Plan, associates with at least six months of service with Odetics or any subsidiary may elect to defer up to 15% of their annual compensation, not to exceed the limits set by the Internal Revenue Code. The maximum deferral for calendar year 1999 is $10,000.

  Odetics maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Internal Revenue Code. The ASOP provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, Odetics, at its discretion, makes a contribution to the ASOP. Odetics may contribute Class A common stock or the cash to buy Class A common stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves Odetics, his account under the ASOP, if vested, is distributed in shares of Class A common stock. Odetics contributed Class A common stock valued at approximately $511,000 as of the date of the contribution to the ASOP for fiscal 1997. Odetics did not make any contributions to the ASOP in fiscal 1998 or fiscal 1999.

  Odetics maintains an Executive Deferral Plan which is intended to provide deferred compensation benefits to designated executives of Odetics who contribute to Odetics' growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Executive Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits under this plan commences upon the retirement, death, disability or termination of employment of a participating executive.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

  Odetics does not currently have any employment contracts in effect with any of its Named Executive Officers. Odetics provides incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates. The Compensation Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of the shares of common stock subject to any outstanding options held by such individual, in connection with the termination of the individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or certain hostile changes in control of Odetics. Other than such accelerated vesting, there is no agreement or policy which would entitle any executive officers to severance payments or any other compensation as a result of such officer's termination.

Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law, Odetics can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Odetics' bylaws provide that Odetics will indemnify its directors and officers to the fullest extent permitted by law and require Odetics to advance litigation expenses upon receipt by Odetics of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  Odetics' certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Odetics and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Odetics or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

  Odetics has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify Odetics' directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Odetics, on account of services as a director or officer of Odetics, or as a director or officer of any other company or enterprise to which the person provides services at the request of Odetics.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation and Stock Options Committee of Odetics' Board of Directors during fiscal 1999 were Messrs. Mickelson, Wexler and Wright. Mr. Wexler resigned from the Board of Directors of Odetics in April 1999. None of the executive officers of Odetics has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation and Stock Options Committee of Odetics. No member of the Compensation and Stock Option Committee was an officer or employee of Odetics or its subsidiaries during fiscal 1999.

Compensation Committee Report on Executive Compensation

  Notwithstanding anything to the contrary, set forth in any of Odetics' previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Performance Graph are not "soliciting materials," are not deemed filed with the SEC and shall not be incorporated by reference into any of such filings.

  This report covers Odetics' fiscal year ended March 31, 1999.

  The Compensation and Stock Option Committee (the "Compensation Committee") for fiscal 1999 was comprised of three outside directors, Messrs. Mickelson, Wexler and Wright. Mr. Wexler resigned from the compensation committee in April 1999. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. In fiscal 1999, the Compensation Committee held one meeting.

  The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Odetics' objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

  (1) Attract and retain qualified senior executives who can play a significant role in the achievement of Odetics' goals;

  (2) Reward executives for strategic management and the long-term enhancement of stockholder value; and

  (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Odetics.

  In fiscal year 1999, the annual compensation for the executive officers included base salaries, bonuses and stock options.

  Odetics establishes salaries for the Chief Executive Officer and other officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation. Half of the annual bonuses payable to Odetics' executive officers are based upon the achievement by Odetics and its divisions of certain corporate financial targets established for each fiscal year. The remaining portion of the bonuses is discretionary based upon the performance of the individual officers.

  A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of Odetics' securities. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in Odetics consistent with the interests of Odetics' stockholders. Under Odetics' stock option plans, options are granted from time to time to certain officers and key associates of Odetics and its subsidiaries at the fair market value of the shares of Class A common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to Odetics' long-term performance. The award of stock options to the Chief Executive Officer and the other executive officers is determined based upon individual performance, level of base salary and position with Odetics.

  The Compensation Committee has reviewed the fiscal year 1999 base salaries of the Chief Executive Officer and each of the other executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by Odetics' competitors and by other companies of similar size. The Compensation Committee also reviewed the stock options awarded to the executive officers for their services in fiscal year 1999 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with Odetics.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to Odetics' executive officers for fiscal year 1999 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to Odetics' executive officers for fiscal year 1999 will exceed that limit. Odetics' compensation plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of Odetics' executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Odetics' executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                                          COMPENSATION COMMITTEE:
                                          Ralph R. Mickelson, Chairman
                                          Paul E. Wright

                      PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

  The performance graph shows the cumulative total return on investment assuming an investment of $100 on April 1, 1995 in each of the Class A common stock and Class B common stock of Odetics, the Nasdaq National Market Index and Media General's Industry Group 836 for Diversified Electronics. The total stockholder return assumes reinvestment of dividends on a daily basis, although cash dividends have not been declared on either class of Odetics' common stock. The stockholder returns shown in the following graph are not necessarily indicative of future performance.



                       [PERFORMANCE GRAPH APPEARS HERE]


                                                    Measurement Period
                                     -----------------------------------------
                                             1995   1996   1997   1998   1999
------------------------------------------------------------------------------
  Odetics, Inc. Class A common stock.......  50.00  65.91 119.32 236.04 263.02
------------------------------------------------------------------------------
  Odetics, Inc. Class B common stock.......  58.14  65.12 132.56 186.32 269.13
------------------------------------------------------------------------------
  Nasdaq National Market Index............. 106.09 142.70 159.64 241.26 315.28
------------------------------------------------------------------------------
  Media General Industry Group 836......... 120.52 131.30 129.02 156.08 150.36

Certain Transactions

  In December 1998, Odetics issued and sold an aggregate of 1,499,851 shares of its Class A common stock in a private placement at a purchase price equal to $6.625 per share. Of these shares, the following officers and directors of Odetics and its subsidiaries purchased an aggregate of 293,434 shares of Class A common stock in this offering:

                                                          No. of    Aggregate
       Name                                               Shares  Purchase Price
       ----                                               ------- --------------
       Joel Slutzky...................................... 232,303   $1,539,007
        Chairman of the Board and Chief Executive
        Officer of Odetics
       Ralph R. Mickelson................................  15,094       99,998
        Director
       Paul E. Wright....................................  15,094       99,998
        Director
       Hugo Fruehauf.....................................  12,075       79,997
        Vice President of Odetics
       John W. Seazholtz.................................   7,547       49,999
        Director
       Gary Smith........................................   7,547       49,999
        Vice President, Controller and Assistant
        Secretary of Odetics
       David Scheel......................................   3,774       25,003
        Vice President of Odetics

  Cruttenden Roth Incorporated served as the placement agent for this offering. In March 1999, the stockholders of Odetics approved and ratified the issuance of the Class A common stock to the foregoing officers and directors. Odetics has filed a Registration Statement on Form S-1 with the SEC to register all of these shares.

  In July 1999, Odetics sold an option to Manchester Capital LLC for an aggregate purchase price of $5 million to purchase certain real property of Odetics consisting of approximately 14 acres located at 1515 South Manchester Avenue, Anaheim, California. The option exercise price is equal to the lessor of (a) the appraised fair market value of this real property as determined at November 1, 1999, or (b) at the option of Manchester Capital, the appraised fair market value of this real estate at November 1, 2000 or November 1, 2001. The option is exercisable until October 31, 2002. Odetics has the right to repurchase this option at any time between July 31, 2000 and August 1, 2002 for the following amounts:

                                                    Aggregate
         Repurchase Date                         Repurchase Date
         ---------------                         ---------------
         July 31, 2000..........................   $5,600,000
         January 31, 2001.......................   $5,936,000
         July 31, 2001..........................   $6,272,000
         January 31, 2002.......................   $6,648,500
         July 31, 2001..........................   $7,025,000

  Odetics also has the right to repurchase the option prior to July 31, 2000 if Manchester Capital has previously notified Odetics of its exercise of the option. If Manchester Capital exercises its option, the full amount of the option repurchase right at the most recent adjustment date will be credited against the option exercise price.

  The following officers and directors are members of Manchester Capital and have made capital contributions to Manchester Capital in the amounts set forth opposite their names below:

                                                                      Membership
                                                             Amount   Percentage
      Name                                                  Invested   Interest
      ----                                                 ---------- ----------
      Joel Slutzky(1)..................................... $2,500,000     50%
       Chairman of the Board and Chief Executive
       Officer of Odetics
      Crandall Gudmundson.................................    500,000     10%
       Director
      Paul E. Wright......................................    500,000     10%
       Director
      Timothy Crabtree(2).................................    500,000     10%
       Vice President of Odetics

--------
(1) Includes $2,000,000 investment by Mr. Slutzky's trust. Does not include $500,000 investment made by Mr. Slutzky's adult son.

(2) Consists of holdings held by Mr. Crabtree's mother's trust. Mr. Crabtree currently is a beneficiary for one-third of the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

  Under the federal securities laws, Odetics' directors and officers and any persons holding more than 10% of Odetics' common stock are required to report their ownership of Odetics' common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and Odetics is required to report in this proxy statement any failure to file by these dates. During fiscal 1999, all of these filing requirements were satisfied by its directors, officers and 10% stockholders. In making these statements, Odetics has relied upon a review of Forms 3, 4 and 5 and amendments thereto furnished to Odetics during fiscal 1999 pursuant to Rule 16a-3 under the Securities Exchange Act of 1934, as amended.

Deadline for Receipt of Stockholder Proposals

  If Odetics has not received notice prior to July 17, 2000 of any matter a stockholder intends to propose for a vote at the 2000 annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

  The deadline for stockholders to submit proposals to be considered for inclusion in Odetics' Proxy Statement for next year's annual meeting of stockholders is anticipated to be May 3, 2000. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC. Stockholder proposals must be mailed to the attention of the Secretary of Odetics at the principal executive offices of Odetics located at 1515 South Manchester, Anaheim, California 92802.

Annual Report

  A copy of Odetics' annual report to stockholders, including Odetics' consolidated financial statements for the fiscal year ended March 31, 1999, accompanies the proxy materials being mailed to all stockholders. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation materials.

Other Business

  The Board of Directors is not aware of any other matter which will be presented for action at the annual meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          /s/ JERRY F. MUENCH

                                          JERRY F. MUENCH
                                          Secretary

Anaheim, California

August 26, 1999

PROXY



                                 ODETICS, INC.
                             CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Class A common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the annual meeting of stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 30, 1999 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A common stock of Odetics held of record by the undersigned on August 2, 1999, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such annual meeting of stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and annual report to stockholders for the year ended March 31, 1999 which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     1.   Election of Directors

          Nominees standing for election by holders of Class A common stock:
          Crandall Gudmundson, Jerry F. Muench and Thomas L. Thomas.

          [  ]  FOR    [  ]  WITHHOLD  AUTHORITY to vote for all nominees listed
                             below

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
          _____________________________________________________________________

     2. Approval of an amendment to Odetics' 1997 Stock Incentive Plan to increase in the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares.

          [  ]  FOR    [  ]  AGAINST     [  ]  ABSTAIN

     3. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2000.

          [  ]  FOR    [  ]  AGAINST     [  ]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS      [  ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [  ]



Signature:___________________________     Date:____________________________

Signature:___________________________     Date:____________________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PROXY



                                 ODETICS, INC.
                             CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Class B common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the annual meeting of stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 30, 1999 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B common stock of Odetics held of record by the undersigned on August 2, 1999, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such annual meeting of stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and annual report to stockholders for the year ended March 31, 1999 which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     1.   Election of Directors

          Nominees standing for election by holders of Class B common stock:
          Kevin C. Daly, Ralph R. Mickelson, Gregory A. Miner, John W. Seazholtz, Joel Slutzky and Paul E. Wright.

          [  ]  FOR    [  ]  WITHHOLD  AUTHORITY to vote for all nominees listed
                             below

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
          _____________________________________________________________________

     2. Approval of an amendment to Odetics' 1997 Stock Incentive Plan to increase in the number of shares of Class A common stock authorized for issuance by an additional 400,000 shares.

          [  ]  FOR    [  ]  AGAINST     [  ]  ABSTAIN

     3. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2000.

          [  ]  FOR    [  ]  AGAINST     [  ]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS      [  ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [  ]



Signature:___________________________     Date:____________________________

Signature:___________________________     Date:____________________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE